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                                                                    Exhibit 23.3



                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-10225) pertaining to the Savings and Security Plan of the Lockport and Waterbury Facilities of Allegheny Ludlum Corporation, Allegheny Ludlum Corporation Personal Retirement and 401(k) Savings Account Plan, 401(k) Savings Account Plan for Employees of the Washington Plant and Allegheny Ludlum Retirement Savings Plan of our report dated June 11, 1999 with respect to the financial statements and supplemental schedules of the Savings and Security Plan of the Lockport and Waterbury Facilities of Allegheny Ludlum Corporation, Allegheny Ludlum Corporation Personal Retirement and 401(k) Savings Account Plan, 401(k) Savings Account Plan for Employees of the Washington Plant and Allegheny Ludlum Retirement Savings Plan Teledyne 401(k) Plan and in the Registration Statement (Form S-8 No. 333-10227) pertaining to the Teledyne 401(k) Plan of our report dated June 11, 1999 with respect to the financial statements and supplemental schedules of the Teledyne 401(k) Plan and in the Registration Statement, as amended (Form S-8 No. 333-48649) pertaining to the Oregon Metallurgical Corporation Savings Plan of our report dated May 20, 1999 with respect to the financial statements and supplemental schedules of the Oregon Metallurgical Corporation Savings Plan, all of which are included in the Annual Report on Form 10-K/A (Amendment No. 1) for the year ended December 31, 1998.


                                        /s/ ERNST & YOUNG LLP


Pittsburgh, Pennsylvania
June 28, 1999




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